                                                Harbor Fund
                                            10f-3 Transactions

Underwriting           Purchased From      Amount Purchased      % of Underwriting       Date of Purchase
SunAmerica PERCS       Merrill Lynch         127,500             1.275%                  10/31/96
Amcor Limited          Merrill Lynch          40,000             0.020%                  11/13/96
Coachman Industries    Oppenheimer            42,500             2.361%                  11/14/96
Salomon/Cincinnati     Salomon Brothers       42,500             1.417%                  11/15/96
 Bell Exchange Notes
GeoTel                 Alex Brown              2,100             0.095%                  11/20/96
U.S. Filter Corp.      DLJ                 2,000,000             1.00%                   12/12/96
 Convertible Bond
Microsoft Corp.        Goldman Sachs          35,000             0.320%                  12/17/96
BA Merchant Services   Goldman Sachs           1,300             0.009%                  12/18/96